EXHIBIT 99.5

                          LETTER TO BENEFICIAL HOLDERS

                         REGARDING THE OFFER TO EXCHANGE
                  ANY AND ALL OUTSTANDING 6 1/2% NOTES DUE 2013
                                       FOR
                              6 1/2% NOTES DUE 2013
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF
                              BOWATER INCORPORATED

                 PURSUANT TO THE PROSPECTUS DATED AUGUST , 2003

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THE EXCHANGE  OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,  ON SEPTEMBER ,
2003 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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                                                               August     , 2003

To Our Clients:

Enclosed for your consideration is the prospectus dated August , 2003 (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Bowater Incorporated ("Bowater"), to exchange new 6 1/2% Notes due 2013 (the "Exchange Notes") that have been registered under the Securities Act of 1933, AS amended (the "Securities Act"), for all of its outstanding 6 1/2% Notes due 2013 (the "Original Notes"), upon the terms and subject TO the conditions set forth in the Prospectus. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Prospectus.

To participate in the Exchange Offer, persons in whose names Original Notes are registered on the books of the registrar (the "Registered Holders") must either:

>> cause to be delivered to The Bank of New York (the "Exchange Agent") at the address set forth in the Letter of Transmittal, Original Notes in proper form for transfer, together with a properly executed Letter of Transmittal; or

>> cause a DTC Participant to tender such holder's Original Notes to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through the DTC's Automated Tender Offer Program ("ATOP"), including transmission of an agent's message in which the Registered Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal.

By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Original Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

We are the holder of Original Notes held for your account. A TENDER OF SUCH ORIGINAL NOTES CAN BE MADE ONLY BY US AS THE HOLDER FOR YOUR ACCOUNT AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER ORIGINAL NOTES. We

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request instructions as to whether you wish to tender any or all of the Original
Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Original Notes on your behalf in accordance with the provisions of the Prospectus and the Letter of Transmittal. THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER , 2003, UNLESS EXTENDED BY BOWATER. Original Notes properly tendered may be withdrawn at any time prior to the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

Any holder of Original Notes who is an "affiliate" (as defined in Rule 405 under the Securities Act) of Bowater, who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or who is a broker-dealer who purchased Original Notes from Bowater to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

>> will not be able to rely on the position of the staff of the Securities and Exchange Commission (the "Commission") enunciated in its series of interpretive "no-action" letters with respect to exchange offers; and

>> must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from these requirements.

Pursuant to the Letter of Transmittal, each holder of Original Notes must represent to Bowater that:

>> the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of Bowater or, if the holder is an affiliate of Bowater, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

>> any Exchange Notes to be received by the holder in the Exchange Offer will be acquired in the ordinary course of the holder's business;

>> the holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act;

>> if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

>> the holder has full power and authority to transfer its Original Notes in exchange for any Exchange Notes to be received by the holder, and Bowater will acquire good and unencumbered title to the Original Notes the holder exchanges, free and clear of any liens, restrictions, charges, encumbrances and adverse claims; and

>> if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes acquired as a result of market-making activities or other trading activities, the holder must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus in connection with the resale of Exchange Notes, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees to notify Bowater before using the Prospectus pertaining to the Exchange Offer (the "Prospectus") in

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connection  with the sale or  transfer  of  Exchange  Notes.  The  broker-dealer further acknowledges and agrees that, upon receipt of notice from Bowater of the happening of any event which:

>> makes any statement in the Prospectus, the registration statement containing the Prospectus or any document incorporated by reference in the registration statement untrue in any material respect;

>> requires the making of any changes in the Prospectus to make the statements in the Prospectus, the registration statement containing the Prospectus or any document incorporated by reference in the registration statement not misleading; or

>> may impose upon Bowater disclosure obligations that may have a material adverse effect on Bowater,

which notice Bowater agrees to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the Prospectus until Bowater has notified the broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to the broker-dealer.

By tendering, each holder of Original Notes agrees that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Bowater to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes or transfer ownership of such Original Notes on the account books maintained by the book-entry transfer facility. Each holder of Original Notes further agrees that acceptance of any and all validly tendered Original Notes by Bowater and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by Bowater of its obligations under the Registration Rights Agreement.

The enclosed "Instructions to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by you, as the beneficial owner of Original Notes, for us to make the foregoing representations on your behalf.

We urge you to read the enclosed Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Original Notes.

Your attention is directed to the following:

1. The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus dated August , 2003.
2. Subject to the terms and conditions of the Exchange Offer, Bowater will accept for exchange on the Expiration Date all Original Notes properly tendered and will issue Exchange Notes promptly after such acceptance.
3. If you desire to tender any Original Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Original Notes on your behalf prior to the Expiration Date.
4. Any brokerage fees, commissions or transfer taxes will be borne by Bowater, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

If you wish to tender any or all of the Original Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. If you authorize the tender of your Original Notes, all such Original Notes will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

Bowater is not aware of any jurisdiction in which the making of the Exchange Offer or the tender of Original Notes in connection therewith would not be in compliance with the laws of such jurisdiction. If Bowater becomes aware of any jurisdiction in which the making of the Exchange Offer would not be in compliance with such laws, Bowater may, at its discretion, take such action as


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it may deem necessary to make the Exchange Offer in the  jurisdiction and extend the exchange offer to holders of Original Notes in the jurisdiction. If Bowater decides not to seek to comply with or cannot comply with any such laws, the Exchange Offer will not be made to the Registered Holders residing in such jurisdiction, nor will tenders be accepted from or on behalf of, holders of Original Notes in such jurisdiction.

























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              INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT
                            FROM BENEFICIAL OWNER OF
                              6 1/2% NOTES DUE 2013
                                       OF
                              BOWATER INCORPORATED

The undersigned hereby acknowledges receipt of the prospectus dated August , 2003 (the "Prospectus") of Bowater Incorporated ("Bowater") and the accompanying Letter of Transmittal that together constitute Bowater's offer (the "Exchange Offer").

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the 6 1/2% Notes due 2013 (the "Original Notes") held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in the amount):

                      $_____________ of the Original Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     |_| To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if any):

                      $_____________ of the Original Notes.

     |_| NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized:

>> to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that:

>> the undersigned is not an "affiliate" (as defined under Rule 405 of the Securities Act) of Bowater or, if the holder is an affiliate of Bowater, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

>> any newly-issued 6 1/2% Notes due 2013 to be received by the undersigned in the Exchange Offer (the "Exchange Notes") will bE acquired in the ordinary course of the undersigned's business;

>> the undersigned had no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act;

>> if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

>> the undersigned has full power and authority to transfer its Original Notes in exchange for any Exchange Notes to be received by the undersigned, and Bowater will acquire good and unencumbered title to the Original Notes the undersigned exchanges, free and clear of any liens, restrictions, charges, encumbrances and adverse claims;

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>>   if the undersigned is a broker-dealer  that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

>> if the undersigned is a broker-dealer that receives Exchange Notes pursuant to the Exchange Offer, the undersigned agrees to notify Bowater before using the Prospectus in connection with the sale or transfer of Exchange Notes. The undersigned further acknowledges and agrees that, upon receipt of notice from Bowater of the happening of any event which:

     >> makes any statement in the Prospectus, the registration statement containing the Prospectus or any document incorporated by reference in the registration statement untrue in any material respect;

     >> requires the making of any changes in the Prospectus to make the statements in the Prospectus, the registration statement containing the Prospectus or any document incorporated by reference in the registration statement not misleading; or

     >> may impose upon Bowater disclosure obligations that may have a material adverse effect on Bowater,

     which notice Bowater agrees to deliver promptly to the undersigned, the undersigned will suspend use of the Prospectus until Bowater has notified the undersigned that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to the undersigned;

>> to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

>> to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Original Notes.










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                                    SIGN HERE

  ----------------------------------- -------------------------------------
  Name of Beneficial Owner(s):


  ----------------------------------- -------------------------------------
  Signature(s):


  ----------------------------------- -------------------------------------
  Address(es) (with zip code(s)):



  ----------------------------------- -------------------------------------
  Telephone Number(s):
  (with area code(s))

  ----------------------------------- -------------------------------------
  Taxpayer Identification or
  Social Security Number(s):

  ----------------------------------- --------------------------------------
  Date:


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